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MILACRON INC.

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Milacron Sets New Date for Annual Meeting and
Proposes to Eliminate "Supervoting" Rights

Geier Family Shareholder Group Withdraws Its Preliminary Proxy

CINCINNATI, OHIO, April 15, 2003 - Milacron Inc. (NYSE: MZ) today announced that the Geier Family Shareholder Group has informed Milacron's board of directors that it is withdrawing the preliminary proxy statement it filed with the Securities and Exchange Commission on March 24, 2003, and that it does not intend to refile.

Milacron's board of directors has rescheduled the annual meeting of shareholders for 9:00 a.m. EDT, Friday, May 23, 2003, in the Cincinnati area. The board has also set April 21, 2003 as the record date for the annual meeting.

The company has filed a preliminary proxy statement with an updated meeting agenda reflecting the board of directors' decision to seek shareholder approval to amend Milacron's certificate of incorporation to eliminate the right of holders of common stock to ten votes per share, depending on the length of time such shares have been held, also known as time-phased "supervoting" rights.

"Restoring the principle of 'one share, one vote' will ensure that all holders of Milacron common stock have a voice in the governance of our company that is proportionate to their economic stake," said Ronald D. Brown, Milacron's chairman and chief executive officer. "Additionally, the elimination of these 'supervoting' rights for holders of common stock will conform our voting structure to current best practices in corporate governance, remove the administrative burdens and added costs these rights create and reduce confusion over the distribution of voting power among our shareholders."

"Shareholder participation in this year's annual meeting is particularly important, given all the extraordinary measures we have taken to position the company to respond to the eventual economic recovery and to create long-term value for all our shareholders," Brown continued.

"Milacron remains firmly committed to building on the progress we made in 2002 to strengthen our competitive position as a premier supplier in plastics technologies while growing our successful industrial fluids business. Our highly skilled and dedicated employees are working hard to create more value for our customers around the globe while striving for operational excellence across every aspect of our business. I am also confident that our successful cost-cutting and restructuring programs will be significant factors in improving operating results as we move forward," Brown concluded.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 4,000 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit the company's website at www.milacron.com or call the toll-free investor hot line: 800-909-MILA (800-909-6452).

Important Legal Information

On April 14, 2003, Milacron Inc. ("Milacron") filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") in connection with Milacron's annual meeting of shareholders and the matters to be considered at that meeting including the election of the nominees of Milacron to the Milacron Board of Directors (the "Board") and the amendment to Milacron's restated certificate of incorporation proposed by the Board. In addition, Milacron will file a definitive proxy statement, and may file other proxy materials, with the SEC with respect to these matters. Investors and security holders are urged to read the definitive proxy statement and any other proxy materials, when they become available, because they will contain important information concerning Milacron's annual meeting of shareholders, the election of directors and the proposed amendment. Milacron will distribute copies of the definitive proxy statement to shareholders seeking their approval of Milacron's nominees for election to the Board and of the proposed amendment. Investors and security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Milacron at the SEC's website at www.sec.gov. Copies of the definitive proxy statement, when it becomes available, may also be obtained for free from Milacron by directing a request to Innisfree M&A Incorporated at (877) 825-8631 (toll free). Banks and brokers call (212) 750-5833 (collect). Copies of other documents filed with, or furnished to, the SEC by Milacron may also be obtained for free from Milacron at the company's website, www.milacron.com, or by directing a request to Al Beaupré at (513) 487-5918.

Certain Information Concerning Participants

Detailed information regarding the names, affiliations and interests of individuals who may be deemed "participants" in Milacron's solicitation of proxies from Milacron shareholders in connection with the annual meeting of shareholders and the matters to be considered at that meeting including the election of the nominees to the Board and the amendment to the company's restated certificate of incorporation proposed by the Board is available in the preliminary proxy statement on Schedule 14A filed by Milacron with the SEC on April 14, 2003.

[The following information was posted on Milacron's bulletin boards at locations worldwide and on the company's intranet site which is available to the company's employees, and may be made available to other parties.]

Below are a news release issued this morning by the company and answers to anticipated questions about the release:

News Release

Milacron Sets New Date for Annual Meeting and
Proposes to Eliminate "Supervoting" Rights

Geier Family Shareholder Group Withdraws Its Preliminary Proxy

CINCINNATI, OHIO, April 15, 2003 - Milacron Inc. (NYSE: MZ) today announced that the Geier Family Shareholder Group has informed Milacron's board of directors that it is withdrawing the preliminary proxy statement it filed with the Securities and Exchange Commission on March 24, 2003, and that it does not intend to refile.

Milacron's board of directors has rescheduled the annual meeting of shareholders for 9:00 a.m. EDT, Friday, May 23, 2003, in the Cincinnati area. The board has also set April 21, 2003 as the record date for the annual meeting.

The company has filed a preliminary proxy statement with an updated meeting agenda reflecting the board of directors' decision to seek shareholder approval to amend Milacron's certificate of incorporation to eliminate the right of holders of common stock to ten votes per share, depending on the length of time such shares have been held, also known as time-phased "supervoting" rights.

"Restoring the principle of 'one share, one vote' will ensure that all holders of Milacron common stock have a voice in the governance of our company that is proportionate to their economic stake," said Ronald D. Brown, Milacron's chairman and chief executive officer. "Additionally, the elimination of these 'supervoting' rights for holders of common stock will conform our voting structure to current best practices in corporate governance, remove the administrative burdens and added costs these rights create and reduce confusion over the distribution of voting power among our shareholders."

"Shareholder participation in this year's annual meeting is particularly important, given all the extraordinary measures we have taken to position the company to respond to the eventual economic recovery and to create long-term value for all our shareholders," Brown continued.

"Milacron remains firmly committed to building on the progress we made in 2002 to strengthen our competitive position as a premier supplier in plastics technologies while growing our successful industrial fluids business. Our highly skilled and dedicated employees are working hard to create more value for our customers around the globe while striving for operational excellence across every aspect of our business. I am also confident that our successful cost-cutting and restructuring programs will be significant factors in improving operating results as we move forward," Brown concluded.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission.

Questions and Answers

1. Does the press release that was issued today mean that an agreement was reached between the Geier Family Shareholder Group and the company?

No. Milacron was not able to reach a mutually satisfactory agreement with representatives of the Geier Family Shareholder Group regarding issues raised in this group's preliminary proxy statement filed with the SEC on March 24, 2003. However, the group has withdrawn its preliminary proxy and has said it does not intend to refile. In other words, the group is no longer proposing an alternative nominee to the board to replace Jim Perrella.

2. How is Charles Turner connected to the Geier Family?

Charles Turner, a member of the Geier Family Shareholder Group, is a great grandson of the late Fred A. Geier, one of the founders of the company, and a nephew of the late James A. D. Geier, a former director, chairman and chief executive officer of the company. Mr. Turner has been a member of Milacron's board of directors since 2002.

3. What are the 10-for-1 "supervoting" rights that the company is seeking to eliminate?

Under our current charter, shareholders who have held Milacron common stock for 36 consecutive calendar months or longer by the record date for a shareholder meeting are entitled to cast ten votes per share at that meeting instead of the usual one vote per share.

4. Who has 10-for-1 "supervoting" rights?

Anyone who owns Milacron common stock on the record date, April 21, 2003 and has been a continuous beneficial owner since April 1, 2000 has "supervoting" 10-for-1 rights at the annual shareholders meeting on May 23, 2003 for those shares owned since or prior to that date.

5. When and why did the company adopt 10-for-1 rights? Why does the company now want to eliminate these "supervoting" rights?

Back in 1986 the thinking was that giving longer-term holders greater voting power than more recent acquirers of our common stock would promote decisions that would be in the long-term interest of the company and its shareholders. "Supervoting" rights were also seen as a protection against unfriendly takeovers.

Today such time-phased "supervoting" rights are contrary to currently accepted best practices in corporate governance, and the majority of our board of directors believes that restoring the principle of "one share, one vote" is the proper thing to do for many reasons. Eliminating "supervoting" will improve Milacron's corporate governance quotient (CGQ) with Institutional Shareholder Services and other groups that rate companies on their governance profile. "One share, one vote" will ensure that all holders of Milacron common stock have a voice in the governance of the company that is proportionate to their economic stake regardless of the length of time they have owned their shares. Additionally, eliminating "supervoting" rights removes the administrative burdens and added costs borne by Milacron to accommodate this disproportionate voting structure and reduces confusion over the distribution of voting power among the shareholders of the company.

6. Would the elimination of the 10-for-1 leave Milacron vulnerable to an unfriendly takeover?

This was a concern in the mid-1980s during the height of the leveraged buyout (LBO) era when many old-line companies were bought with easily borrowed money. The majority of our board of directors believes today's climate is very different and does not believe that "supervoting" rights are necessary for our protection or proper for our investors.

7. Has the company proposed the elimination of the 10-for-1 "supervoting" rights simply to dilute the Geier family's voting power in the company?

No. Many other holders of Milacron common stock, including both individuals and institutions, also have 10-for-1 "supervoting" rights that would be eliminated. The majority of the board is proposing the elimination of these rights for the reasons listed above.

8. What should I tell our customers if they ask about this situation?

You can assure your customers that the proposal to eliminate "supervoting" is a corporate governance issue and will in no way prevent us from doing business as usual. In other words, Milacron's board, management team and employees remain focused on providing customers with the outstanding products and services they have come to expect from Milacron.

9. What impact will the amendment have on voting at the annual meeting?

None. The amendment to eliminate the "supervoting" rights, if approved, would not go into effect until after the annual meeting and therefore would not affect voting at this year's annual meeting.

10. Why was the company's annual meeting postponed?

We agreed to postpone the annual meeting at the request of the Geier Family Shareholder Group to allow for the continuation of discussions toward a mutually agreeable resolution.

11. When is the company's annual meeting?

The company's annual meeting of shareholders will be held on May 23, 2003 at 9:00 a.m. EDT.

12. Where can I find the new preliminary proxy statement?

The new preliminary proxy statement can be found via the "Investors" section of Milacron's website (www.milacron.com) under "SEC Filings" (www.shareholder.com/mz/edgar.cfm).

13. Will shareholders be getting a new proxy statement and new proxy voting cards?

Yes. When the preliminary proxy statement becomes "definitive" (final), printed versions will be mailed to all shareholders of record along with new blue proxy voting cards. The old white cards will not be used even if they have already been sent in. To vote, shareholders will have to submit the new blue cards.

Important Legal Information

On April 14, 2003, Milacron Inc. ("Milacron") filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") in connection with Milacron's annual meeting of shareholders and the matters to be considered at that meeting including the election of the nominees of Milacron to the Milacron Board of Directors (the "Board") and the amendment to Milacron's restated certificate of incorporation proposed by the Board. In addition, Milacron will file a definitive proxy statement, and may file other proxy materials, with the SEC with respect to these matters. Investors and security holders are urged to read the definitive proxy statement and any other proxy materials, when they become available, because they will contain important information concerning Milacron's annual meeting of shareholders, the election of directors and the proposed amendment. Milacron will distribute copies of the definitive proxy statement to shareholders seeking their approval of Mil acron's nominees for election to the Board and of the proposed amendment. Investors and security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Milacron at the SEC's website at www.sec.gov. Copies of the definitive proxy statement, when it becomes available, may also be obtained for free from Milacron by directing a request to Innisfree M&A Incorporated at (877) 825-8631 (toll free). Banks and brokers call (212) 750-5833 (collect). Copies of other documents filed with, or furnished to, the SEC by Milacron may also be obtained for free from Milacron at the company's website, www.milacron.com, or by directing a request to Al Beaupré at (513) 487-5918.

Certain Information Concerning Participants

Detailed information regarding the names, affiliations and interests of individuals who may be deemed "participants" in Milacron's solicitation of proxies from Milacron shareholders in connection with the annual meeting of shareholders and the matters to be considered at that meeting including the election of the nominees to the Board and the amendment to the company's restated certificate of incorporation proposed by the Board is available in the preliminary proxy statement on Schedule 14A filed by Milacron with the SEC on April 14, 2003.